Brookline Bancorp Announces First Quarter Results

Net Income of $11.7 million, EPS of $0.17

5.9% Increase in Quarterly Dividend to $0.09 Per Share

BOSTON, April 22, 2015 /PRNewswire/ -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the "Company") today announced net income of $11.7 million, or $0.17 per basic and diluted share, for the first quarter of 2015, compared to $10.9 million, or $0.16 per basic and diluted share, for the fourth quarter of 2014.

During the first quarter of 2015, the Company sold $255.2 million, or over 90% of its indirect automobile loan portfolio, which resulted in a nominal loss. The indirect automobile loan portfolio decreased from $317.0 million, or 6.6 percent of total loans and leases at December 31, 2014, to $23.3 million, or 0.5 percent of total loans and leases at March 31, 2015.

Additionally, in January 2015, the Company adopted Accounting Standards Update ("ASU") 2014-01, Accounting for Investments in Qualified Affordable Housing Projects, which requires the initial costs of investments in qualified affordable housing projects be amortized in proportion to tax credits and other tax benefits received, and be recognized as a component of the provision of income taxes. The adoption of ASU 2014-01 required retrospective application which impacted the Company's net income, certain earnings per share calculations, effective tax rates, total assets, total liabilities, retained earnings and all related ratios for all periods presented. The cumulative impact as of January 1, 2015, of adopting ASU 2014-01 was an increase in other assets and retained earnings of $1.1 million.

Paul Perrault, President and Chief Executive Officer of the Company, stated: "We are pleased to report a strong start to 2015 as we continue to remain focused on our strong asset quality. We sold over 90% of the indirect automobile loan portfolio for book value as we continue to focus on our commercial real estate and commercial loan and lease portfolios as well as increasing deposits and lowering our wholesale funding costs. We look forward to the rest of the year with confidence."

BALANCE SHEET

Total assets of $5.8 billion at March 31, 2015 decreased $45.8 million from December 31, 2014, and increased $335.7 million from March 31, 2014. The decrease in total assets of 3.2 percent on an annualized basis during the first quarter of 2015 was driven by the sale of indirect automobile loans in March. At March 31, 2015, total loans and leases excluding the indirect automobile portfolio were $4.6 billion, representing an increase of $105.6 million from December 31, 2014, and an increase of $523.2 million from March 31, 2014. During the first quarter of 2015, total loans and leases excluding the indirect automobile portfolio grew 9.4 percent on an annualized basis. Strong loan growth continued in our total commercial real estate and commercial loan and lease portfolios, which increased $93.3 million during the first quarter of 2015, or 10.3 percent on an annualized basis. At March 31, 2015, the commercial real estate and commercial loan and lease portfolios totaled $3.7 billion, or 80.4 percent of total loans and leases, as compared to $3.6 billion, or 75.4 percent at December 31, 2014, and $3.3 billion, or 73.6 percent at March 31, 2014.

Cash, cash equivalents, and investment securities increased $148.7 million to $762.7 million, or 13.3 percent of total assets at March 31, 2015, as compared to $614.0 million, or 10.6 percent of total assets at December 31, 2014, and increased $162.2 million from $600.5 million, or 11.1 percent of total assets at March 31, 2014. The increase during the first quarter of 2015 was primarily driven by the sale of the indirect automobile portfolio, offset by the pay down of Federal Home Loan Bank of Boston ("FHLBB") advances.

Total deposits of $4.1 billion at March 31, 2015 increased $156.7 million from December 31, 2014 and increased $267.1 million from March 31, 2014. The increase during the first quarter of 2015 was primarily driven by an increase of $110.8 million in brokered deposits from December 31, 2014. There were no brokered deposits at March 31, 2014. Core deposits, which consist of demand checking, NOW, savings, and money market accounts, increased at a 6.9 percent annualized rate in the first quarter of 2015. The core deposit ratio decreased slightly to 74.4 percent at March 31, 2015 from 76.1 percent at both December 31, 2014 and March 31, 2014. The average cost of deposits decreased to 0.52 percent at March 31, 2015, from 0.53 percent at December 31, 2014 and 0.55 percent at March 31, 2014.

Total borrowings at March 31, 2015 were $924.9 million, a decrease of $201.5 million as compared to December 31, 2014 due to maturities of advances from the FHLBB. Total borrowings increased $32.9 million as compared to March 31, 2014 due to the issuance of subordinated debentures in the third quarter of 2014, partially offset by maturities of advances from the FHLBB.

The ratio of stockholders' equity to total assets was 11.32 percent at March 31, 2015, as compared to 11.06 percent at December 31, 2014 and 11.47 percent at March 31, 2014. The ratio of tangible stockholders' equity to tangible assets was 8.93 percent at March 31, 2015, as compared to 8.68 percent at December 31, 2014 and 8.88 percent at March 31, 2014.

NET INTEREST INCOME

Net interest income increased $1.0 million to $48.5 million during the first quarter of 2015 from the previous quarter. The net interest margin increased 7 basis points to 3.57 percent for the three months ended March 31, 2015.

PROVISION FOR LOAN LOSSES

The Company recorded a provision for loan and lease losses of $2.3 million for the quarter ended March 31, 2015, compared to $1.7 million during the fourth quarter of 2014. The increase of $0.6 million quarter over quarter is due to additional reserves required for loan growth during the quarter as well as a $1.6 million specific reserve established for one commercial relationship which was downgraded during the quarter. This was partially offset by the $1.9 million release of reserves related to the sale of indirect automobile loans.

Net charge-offs remained constant at $0.9 million for the first quarter of 2015 and the fourth quarter of 2014. The ratio of net charge-offs to average loans on an annualized basis remained constant at 0.07 percent for the first quarter of 2015 and the fourth quarter of 2014.

The allowance for loan losses represented 1.19 percent of total loans and leases at March 31, 2015, compared to 1.11 percent at December 31, 2014. The allowance for loan losses related to originated loans and leases as a percentage of originated loans and leases was 1.28 percent at March 31, 2015, compared to 1.20 percent at December 31, 2014.

NON-INTEREST INCOME

Non-interest income for the quarter ended March 31, 2015 remained consistent at $4.5 million from the previous quarter. The Company recorded a $0.5 million gain on the sale of loans and leases during the quarter, undertaken to manage concentration risk, offset by the decrease of $0.5 million from loan level derivative income.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended March 31, 2015 decreased approximately $1.2 million to $31.3 million from $32.5 million for the previous quarter. Compensation and employee benefits decreased $0.7 million due to a severance expense incurred in the fourth quarter of 2014 related to the discontinuation of indirect automobile originations as well as a decrease in employee headcount in the first quarter of 2015. The Company also incurred $0.2 million of snow removal expenses during the quarter, which was included in occupancy expense. Other expenses decreased $0.2 million from the previous quarter, driven by a decrease in expenses associated with collections and other real estate owned properties.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The return on average assets increased during the first quarter of 2015 to 0.80 percent at March 31, 2015 from 0.76 percent for the fourth quarter of 2014. The return on average tangible assets increased to 0.82 percent for the first quarter of 2015 from 0.78 percent for the fourth quarter of 2014.

The return on average stockholders' equity increased during the first quarter of 2015 to 7.22 percent from 6.79 percent for the fourth quarter of 2014. The return on average tangible stockholders' equity increased to 9.41 percent for the first quarter of 2015 from 8.90 percent for the fourth quarter of 2014.

ASSET QUALITY

Nonperforming loans and leases increased $9.0 million during the first quarter of 2015 to $22.7 million at March 31, 2015 from the previous quarter. The increase was primarily driven by one relationship of $8.4 million which was downgraded during the first quarter of 2015. The ratio of nonperforming loans and leases to total loans and leases increased to 0.49 percent at March 31, 2015 from the previous quarter. Nonperforming assets also increased $9.6 million during the first quarter of 2015 to $24.8 million, or 0.43 percent of total assets, at March 31, 2015.

DIVIDEND DECLARED

The Company's Board of Directors approved a 5.9 percent increase in the quarterly dividend to $0.09 per share. The dividend will be paid on May 22, 2015 to shareholders of record on May 8, 2015.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Standard Time on Thursday, April 23, 2015 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-504-4120 (United States) or 412-902-6650 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10063263. The call will be available live and in a recorded version on the Company's website under "Investor Relations" at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $5.8 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank. The Company provides commercial and retail banking services and cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company's Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share and tangible stockholders' equity to tangible assets, return on average tangible assets and return on average tangible stockholders' equity. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Contact: Carl M. Carlson
Brookline Bancorp, Inc.
Chief Financial Officer and Treasurer
(617) 425-5331
ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Dollars In Thousands Except Share Data)
Earnings Data:
Net interest income	$48,528	$47,576	$47,324	$46,434	$47,734
Provision for credit losses	2,263	1,724	2,034	2,276	2,443
Non-interest income*	4,470	4,541	6,189	3,822	5,628
Non-interest expense	31,326	32,455	31,914	31,215	33,576
Income before provision for income taxes*	19,409	17,938	19,565	16,765	17,343
Net income attributable to Brookline Bancorp, Inc.*	11,703	10,875	11,740	10,131	10,542

Performance Ratios:
Net interest margin (1)	3.57%	3.50%	3.54%	3.63%	3.87%
Interest-rate spread (1)	3.37%	3.37%	3.43%	3.48%	3.66%
Return on average assets*	0.80%	0.76%	0.83%	0.74%	0.79%
Return on average tangible assets (non-GAAP)*	0.82%	0.78%	0.85%	0.76%	0.81%
Return on average stockholders' equity*	7.22%	6.79%	7.41%	6.46%	6.78%
Return on average tangible stockholders' equity (non-GAAP)*	9.41%	8.90%	9.77%	8.56%	9.01%
Efficiency ratio*	59.11%	62.27%	59.64%	62.11%	62.92%

Per Common Share Data:
Net income — Basic*	$0.17	$0.16	$0.17	$0.15	$0.15
Net income — Diluted*	0.17	0.16	0.17	0.14	0.15
Cash dividends declared	0.085	0.085	0.085	0.085	0.085
Book value per share (end of period)*	9.30	9.16	9.05	8.99	8.89
Tangible book value per share (end of period) (non-GAAP)*	7.15	7.00	6.87	6.80	6.69
Stock price (end of period)	10.05	10.03	8.55	9.37	9.42
Balance Sheet:
Total assets*	$5,755,146	$5,800,948	$5,718,944	$5,588,306	$5,419,450
Total loans and leases	4,634,594	4,822,607	4,736,028	4,603,913	4,461,997
Total deposits	4,114,795	3,958,106	3,889,204	3,861,147	3,847,650
Brookline Bancorp, Inc. stockholders' equity*	651,319	641,818	633,379	628,483	621,464

Asset Quality:
Nonperforming assets	$24,757	$15,170	$19,785	$18,407	$19,430
Nonperforming assets as a percentage of total assets*	0.43%	0.26%	0.35%	0.33%	0.36%
Allowance for loan and lease losses	$55,106	$53,659	$52,822	$51,686	$50,224
Allowance for loan and lease losses as a percentage of total loans and leases	1.19%	1.11%	1.12%	1.12%	1.13%
Net loan and lease charge-offs	$854	$874	$793	$720	$666
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.07%	0.07%	0.07%	0.06%	0.06%

Capital Ratios:
Stockholders' equity to total assets*	11.32%	11.06%	11.08%	11.25%	11.47%
Tangible stockholders' equity to tangible assets (non-GAAP)*	8.93%	8.68%	8.64%	8.75%	8.88%

(1) Calculated on a fully tax-equivalent basis.
(*) Previously reported amounts have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$35,118	$36,893	$37,237	$58,962	$50,000
Short-term investments	162,003	25,830	50,901	20,771	22,936
Total cash and cash equivalents	197,121	62,723	88,138	79,733	72,936
Investment securities available-for-sale	565,115	550,761	527,516	528,586	527,073
Investment securities held-to-maturity	500	500	500	500	500
Total investment securities	565,615	551,261	528,016	529,086	527,573
Loans and leases held-for-sale	787	1,537	464	13,890	177
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	1,714,140	1,680,082	1,610,592	1,545,483	1,505,674
Multi-family mortgage	652,500	639,706	630,852	631,371	632,122
Construction	134,247	148,013	161,279	137,731	136,679
Total commercial real estate loans	2,500,887	2,467,801	2,402,723	2,314,585	2,274,475
Commercial loans and leases:
Commercial	560,344	514,077	495,712	478,856	437,957
Equipment financing	614,301	601,424	576,541	552,489	529,670
Condominium association	52,707	51,593	49,600	45,608	43,810
Total commercial loans and leases	1,227,352	1,167,094	1,121,853	1,076,953	1,011,437
Indirect automobile loans	23,335	316,987	353,263	376,314	373,965
Consumer loans:
Residential mortgage	578,994	571,920	570,128	550,814	530,347
Home equity	292,198	287,058	274,762	270,203	261,836
Other consumer	11,828	11,747	13,299	15,044	9,937
Total consumer loans	883,020	870,725	858,189	836,061	802,120
Total loans and leases	4,634,594	4,822,607	4,736,028	4,603,913	4,461,997
Allowance for loan and lease losses	(55,106)	(53,659)	(52,822)	(51,686)	(50,224)
Net loans and leases	4,579,488	4,768,948	4,683,206	4,552,227	4,411,773
Restricted equity securities	74,804	74,804	74,804	71,446	66,559
Premises and equipment, net of accumulated depreciation	79,252	80,619	81,479	82,166	81,396
Deferred tax asset	25,834	27,687	29,168	27,799	29,319
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net of accumulated amortization	12,806	13,544	14,371	15,199	16,026
Other real estate owned and repossessed assets	2,023	1,456	2,463	1,246	1,290
Other assets*	79,526	80,479	78,945	77,624	74,511
Total assets*	$5,755,146	$5,800,948	$5,718,944	$5,588,306	$5,419,450
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$729,932	$726,118	$705,604	$716,883	$682,383
Interest-bearing deposits:
NOW accounts	237,200	235,063	220,766	209,682	212,877
Savings accounts	571,030	531,727	532,790	518,343	517,327
Money market accounts	1,525,053	1,518,490	1,522,612	1,516,023	1,517,290
Certificate of deposit accounts	1,051,580	946,708	907,432	900,216	917,773
Total interest-bearing deposits	3,384,863	3,231,988	3,183,600	3,144,264	3,165,267
Total deposits	4,114,795	3,958,106	3,889,204	3,861,147	3,847,650
Borrowed funds:
Advances from the FHLBB	806,491	1,004,026	1,027,211	1,005,644	855,915
Subordinated debentures and notes	82,806	82,763	82,763	9,201	9,182
Other borrowed funds	35,628	39,615	22,891	26,159	26,919
Total borrowed funds	924,925	1,126,404	1,132,865	1,041,004	892,016
Mortgagors' escrow accounts	8,414	8,501	8,757	8,359	8,696
Accrued expenses and other liabilities	51,046	61,332	50,430	45,411	45,703
Total liabilities	5,099,180	5,154,343	5,081,256	4,955,921	4,794,065
Stockholders' equity:
Brookline Bancorp, Inc. stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 75,744,445 shares issued	757	757	757	757	757
Additional paid-in capital	617,845	617,475	616,997	617,709	617,978
Retained earnings, partially restricted*	90,589	84,860	79,959	74,193	70,026
Accumulated other comprehensive income (loss)	1,747	(1,622)	(4,681)	(3,209)	(5,936)
Treasury stock, at cost;
5,042,238 shares, 5,040,571 shares, 5,035,956 shares, 5,144,807 shares, and 5,171,985 shares, respectively	(58,301)	(58,282)	(58,228)	(59,487)	(59,826)
Unallocated common stock held by the Employee Stock Ownership Plan;
241,803 shares, 251,382 shares, 261,453 shares, 271,524 shares, and 281,595 shares, respectively	(1,318)	(1,370)	(1,425)	(1,480)	(1,535)
Total Brookline Bancorp, Inc. stockholders' equity*	651,319	641,818	633,379	628,483	621,464
Noncontrolling interest in subsidiary	4,647	4,787	4,309	3,902	3,921
Total stockholders' equity*	655,966	646,605	637,688	632,385	625,385
Total liabilities and stockholders' equity*	$5,755,146	$5,800,948	$5,718,944	$5,588,306	$5,419,450
(*) Previously reported amounts have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$53,381	$52,637	$51,769	$50,433	$51,942
Debt securities	2,683	2,596	2,312	2,360	2,259
Marketable and restricted equity securities	524	564	520	539	449
Short-term investments	21	29	15	14	44
Total interest and dividend income	56,609	55,826	54,616	53,346	54,694
Interest expense:
Deposits	4,304	4,320	4,248	4,201	4,291
Borrowed funds	3,777	3,930	3,044	2,711	2,669
Total interest expense	8,081	8,250	7,292	6,912	6,960
Net interest income	48,528	47,576	47,324	46,434	47,734
Provision for credit losses	2,263	1,724	2,034	2,276	2,443
Net interest income after provision for credit losses	46,265	45,852	45,290	44,158	45,291
Non-interest income:
Deposit fees	2,066	2,177	2,352	2,204	1,959
Loan fees	342	331	253	126	434
Loan level derivative income	—	562	322	62	—
Gain/(loss) on sales of securities, net	—	78	—	(13)	—
Gain on sales of loans and leases held-for-sale	869	323	538	54	602
(Loss)/gain on sale/disposals of premises and equipment, net	—	—	(2)	(6)	1,510
Litigation settlement	—	—	1,412	—	—
Other	1,193	1,070	1,314	1,395	1,123
Total non-interest income*	4,470	4,541	6,189	3,822	5,628
Non-interest expense:
Compensation and employee benefits	17,524	18,216	18,258	17,295	18,032
Occupancy	3,472	3,401	3,334	3,154	4,405
Equipment and data processing	4,020	4,102	4,193	4,348	4,377
Professional services	1,094	1,159	991	1,480	1,727
FDIC insurance	867	782	873	847	860
Advertising and marketing	748	872	745	776	665
Amortization of identified intangible assets	738	827	828	827	861
Other	2,863	3,096	2,692	2,488	2,649
Total non-interest expense	31,326	32,455	31,914	31,215	33,576
Income before provision for income taxes*	19,409	17,938	19,565	16,765	17,343
Provision for income taxes*	7,104	6,586	7,163	6,158	6,379
Net income before noncontrolling interest in subsidiary*	12,305	11,352	12,402	10,607	10,964
Less net income attributable to noncontrolling interest in subsidiary	602	477	662	476	422
Net income attributable to Brookline Bancorp, Inc.*	$11,703	$10,875	$11,740	$10,131	$10,542
Earnings per common share:*
Basic	$0.17	$0.16	$0.17	$0.15	$0.15
Diluted	$0.17	$0.16	$0.17	$0.14	$0.15
Weighted average common shares outstanding during the period:
Basic	70,036,090	70,024,495	69,989,909	69,866,576	69,875,473
Diluted	70,164,105	70,130,243	70,088,987	70,012,377	69,983,999
Dividends declared per common share	$0.085	$0.085	$0.085	$0.085	$0.085

(*) Previously reported amounts have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$3,250	$1,009	$3,174	$3,011	$1,814
Multi-family mortgage	—	—	299	—	—
Total commercial real estate loans	3,250	1,009	3,473	3,011	1,814

Commercial	12,039	5,196	6,071	6,383	6,350
Equipment financing	2,321	3,223	2,756	3,251	4,633
Total commercial loans and leases	14,360	8,419	8,827	9,634	10,983

Indirect automobile loans	468	645	474	325	378

Residential mortgage	2,632	1,682	2,636	2,384	3,138
Home equity	1,979	1,918	1,865	1,771	1,799
Other consumer	45	41	47	36	28
Total consumer loans	4,656	3,641	4,548	4,191	4,965

Total nonaccrual loans and leases	22,734	13,714	17,322	17,161	18,140

Other real estate owned	1,043	953	1,536	675	855
Other repossessed assets	980	503	927	571	435
Total nonperforming assets	$24,757	$15,170	$19,785	$18,407	$19,430

Loans and leases past due greater than 90 days and still accruing	$8,061	$6,008	$3,919	$6,653	$7,774

Troubled debt restructurings on accrual	14,184	14,815	15,174	12,396	11,532
Troubled debt restructurings on nonaccrual	6,126	5,625	5,609	5,992	6,764
Total troubled debt restructurings	$20,310	$20,440	$20,783	$18,388	$18,296

Nonperforming loans and leases as a percentage of total loans and leases	0.49%	0.28%	0.37%	0.37%	0.41%
Nonperforming assets as a percentage of total assets*	0.43%	0.26%	0.35%	0.33%	0.36%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$53,659	$52,822	$51,686	$50,224	$48,473
Charge-offs	(1,665)	(1,068)	(1,136)	(1,196)	(1,050)
Recoveries	811	194	343	476	384
Net charge-offs	(854)	(874)	(793)	(720)	(666)
Provision for loan and lease losses	2,301	1,711	1,929	2,182	2,417
Allowance for loan and lease losses at end of period	$55,106	$53,659	$52,822	$51,686	$50,224

Allowance for loan and lease losses as a percentage of total loans and leases	1.19%	1.11%	1.12%	1.12%	1.13%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases (non-GAAP)	1.28%	1.20%	1.26%	1.31%	1.33%

NET CHARGE-OFFS:
Commercial real estate loans	$388	$62	$64	$—	$—
Commercial loans and leases	238	480	348	578	300
Indirect automobile loans	239	281	208	55	185
Consumer loans	(11)	51	173	87	181
Total net charge-offs	$854	$874	$793	$720	$666

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.07%	0.07%	0.07%	0.06%	0.06%

(*) Previously reported amounts have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	March 31, 2015			December 31, 2014			March 31, 2014
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$555,558	$2,683	1.93%	$525,286	$2,596	1.98%	$502,598	$2,263	1.80%
Marketable and restricted equity securities (2)	74,836	566	3.03%	75,188	641	3.41%	66,954	497	2.97%
Short-term investments	49,841	21	0.17%	57,047	29	0.20%	45,834	44	0.38%
Total investments	680,235	3,270	1.92%	657,521	3,266	1.99%	615,386	2,804	1.82%
Loans and Leases:
Commercial real estate loans (3)	2,475,950	26,245	4.24%	2,422,804	26,243	4.33%	2,228,495	25,702	4.61%
Commercial loans (3)	610,695	6,506	4.26%	562,180	5,944	4.14%	476,455	4,693	3.94%
Equipment financing (3)	611,309	10,544	6.90%	588,886	9,951	6.76%	522,288	11,037	8.45%
Indirect automobile loans (3)	282,494	2,142	3.08%	334,919	2,587	3.06%	384,833	3,264	3.44%
Residential mortgage loans (3)	576,858	5,307	3.68%	569,896	5,143	3.61%	532,593	4,809	3.61%
Other consumer loans (3)	299,119	2,828	3.83%	293,117	2,959	4.01%	267,204	2,579	3.91%
Total loans and leases	4,856,425	53,572	4.41%	4,771,802	52,827	4.43%	4,411,868	52,084	4.72%
Total interest-earning assets	5,536,660	56,842	4.11%	5,429,323	56,093	4.13%	5,027,254	54,888	4.37%
Allowance for loan and lease losses	(54,319)			(53,542)			(49,087)
Non-interest-earning assets*	369,773			381,934			384,155
Total assets*	$5,852,114			$5,757,715			$5,362,322

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$237,718	$44	0.07%	$222,410	$45	0.08%	$206,226	$41	0.08%
Savings accounts	541,595	273	0.20%	528,557	292	0.22%	508,555	303	0.24%
Money market accounts	1,536,751	1,816	0.48%	1,537,740	1,994	0.51%	1,505,992	1,959	0.53%
Certificates of deposit	1,033,511	2,171	0.85%	915,294	1,989	0.86%	927,199	1,988	0.87%
Total interest-bearing deposits	3,349,575	4,304	0.52%	3,204,001	4,320	0.53%	3,147,972	4,291	0.55%
Borrowings
Advances from the FHLBB	941,314	2,504	1.06%	1,005,585	2,662	1.04%	803,729	2,531	1.26%
Subordinated debentures and notes	82,784	1,248	6.03%	82,743	1,250	6.04%	9,170	99	4.32%
Other borrowed funds	37,806	25	0.26%	33,667	18	0.21%	29,268	39	0.54%
Total borrowings	1,061,904	3,777	1.42%	1,121,995	3,930	1.37%	842,167	2,669	1.27%
Total interest-bearing liabilities	4,411,479	8,081	0.74%	4,325,996	8,250	0.76%	3,990,139	6,960	0.71%
Non-interest-bearing liabilities:
Demand checking accounts	728,099			727,718			698,462
Other non-interest-bearing liabilities	59,226			58,831			47,103
Total liabilities	5,198,804			5,112,545			4,735,704
Brookline Bancorp, Inc. stockholders' equity*	648,683			640,706			622,369
Noncontrolling interest in subsidiary	4,627			4,464			4,249
Total liabilities and equity*	$5,852,114			$5,757,715			$5,362,322
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		48,761	3.37%		47,843	3.37%		47,928	3.66%
Less adjustment of tax-exempt income		233			267			194
Net interest income		$48,528			$47,576			$47,734
Net interest margin (5)			3.57%			3.50%			3.87%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(*) Previously reported amounts have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

	At and for the Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Dollars in Thousands)

Net income, as reported*	$11,703	$10,875	$11,740	$10,131	$10,542

Average total assets*	$5,852,114	$5,757,715	$5,654,792	$5,474,193	$5,362,322
Less: Average goodwill and average identified intangible assets, net	151,125	151,932	152,755	153,577	154,447
Average tangible assets*	$5,700,989	$5,605,783	$5,502,037	$5,320,616	$5,207,875

Return on average tangible assets (annualized)*	0.82%	0.78%	0.85%	0.76%	0.81%

Average total stockholders' equity*	$648,683	$640,706	$633,406	$627,114	$622,369
Less: Average goodwill and average identified intangible assets, net	151,125	151,932	152,755	153,577	154,447
Average tangible stockholders' equity*	$497,558	$488,774	$480,651	$473,537	$467,922

Return on average tangible stockholders' equity (annualized)*	9.41%	8.90%	9.77%	8.56%	9.01%

Brookline Bancorp, Inc. stockholders' equity*	$651,319	$641,818	$633,379	$628,483	$621,464
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	12,806	13,544	14,371	15,199	16,026
Tangible stockholders' equity*	$500,623	$490,384	$481,118	$475,394	$467,548

Total assets*	$5,755,146	$5,800,948	$5,718,944	$5,588,306	$5,419,450
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	12,806	13,544	14,371	15,199	16,026
Tangible assets*	$5,604,450	$5,649,514	$5,566,683	$5,435,217	$5,265,534

Tangible stockholders' equity to tangible assets*	8.93%	8.68%	8.64%	8.75%	8.88%

Tangible stockholders' equity*	$500,623	$490,384	$481,118	$475,394	$467,548

Number of common shares issued	75,744,445	75,744,445	75,744,445	75,744,445	75,744,445
Less:
Treasury shares	5,042,238	5,040,571	5,035,956	5,144,807	5,171,985
Unallocated ESOP shares	241,803	251,382	261,453	271,524	281,595
Unvested restricted shares	418,035	419,702	427,952	434,459	408,651
Number of common shares outstanding	70,042,369	70,032,790	70,019,084	69,893,655	69,882,214

Tangible book value per common share*	$7.15	$7.00	$6.87	$6.80	$6.69

Allowance for loan and lease losses	$55,106	$53,659	$52,822	$51,686	$50,224
Less:
Allowance for acquired loans and leases losses	2,911	2,848	1,933	1,247	1,403
Allowance for originated loan and lease losses	$52,195	$50,811	$50,889	$50,439	$48,821

Total loans and leases	$4,634,594	$4,822,607	$4,736,028	$4,603,913	$4,461,997
Less:
Total acquired loans and leases	561,103	590,654	709,404	747,106	779,747
Total originated loans and leases	$4,073,491	$4,231,953	$4,026,624	$3,856,807	$3,682,250

Allowance for loan and lease losses related to originated loans and leases as a percentageof originated loans and leases	1.28%	1.20%	1.26%	1.31%	1.33%
(*) Previously reported amounts have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

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